Exhibit 99.1

Company Contact: Bradley E. Larson Chief Executive Officer www.readymixinc.com	Investor Contact: Neil Berkman Associates (310) 826-5051 info@BerkmanAssociates.com
FOR IMMEDIATE RELEASE
Ready Mix, Inc. Reports Second Quarter Results
     LAS VEGAS, NEVADA, August 12, 2008 . . . READY MIX, INC. (RMI) (AMEX:RMX) today announced financial results for the second quarter and first half of 2008.
     “The decline in residential construction that began nearly two years ago in our market, which consists of the metropolitan areas of Las Vegas, Nevada and Phoenix, Arizona, continued to affect Ready Mix, Inc.’s operating performance in the second quarter, offset somewhat by non-residential construction activity that has held up better and longer than in previous construction industry cycles,” said Chief Executive Officer Bradley Larson.
     “The recent stabilization of new home building permits in our market is a welcome sign that residential construction may be nearing a bottom, but we are taking nothing for granted. During the second quarter we completed the installation of a fourth batch plant in Phoenix that allows us to make more efficient use of our existing fleet of ready mix trucks, and gives us a strong presence in a geographic location projected for rapid growth in the future. We remain focused on keeping our costs as low as possible, while seeing to it that Ready Mix, Inc. is fully equipped to take advantage of the upturn when it finally takes hold,” Larson said.
Second Quarter Results
     For the three months ended June 30, 2008, revenue decreased 24.1% to $17.1 million, compared to revenue of $22.5 million for the second quarter of 2007. Cubic yards of concrete sold decreased 19.1% for this year’s second quarter compared to the same period of 2007, while average unit sales price decreased 6.0%.
     Gross profit decreased to $0.3 million, or 1.7% of revenue, compared to gross profit of $2.4 million, or 10.5% of revenue, a year earlier.
     The net loss for the second quarter of 2008 was $0.5 million, or $0.12 per diluted share. This compares to net income for the second quarter of 2007 of $0.8 million, or $0.21 per diluted share.
First Half of 2008 Results
     For the six months ended June 30, 2008, revenue decreased 23.3% to $32.9 million, compared to revenue of $42.9 million for the first six months of 2007. Cubic yards of concrete sold decreased 18.4% for this year’s first half compared to the same period of 2007, while average unit sales price decreased 5.6%.
     Gross profit decreased to $0.3 million, or 0.9% of revenue, compared to gross profit of $4.5 million, or 10.4% of revenue, a year earlier.
     The net loss for the first six months of 2008 was $1.1 million, or $0.29 per diluted share. This compares to net income for the first six months of 2007 of $1.5 million, or $0.39 per diluted share.
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3430 East Flamingo • Suite 100 • Las Vegas, Nevada 89121-5018 • (702) 433-2090 • Fax (702) 433 0189

Ready Mix, Inc. Reports Second Quarter Results
August 12, 2008
Page Two
Balance Sheet Highlights
     At June 30, 2008, Ready Mix, Inc. reported working capital of approximately $10.9 million, including cash and cash equivalents of $7.4 million, a current ratio of approximately 2.3, and total stockholders’ equity of $28.2 million, or approximately $7.41 per outstanding share. At December 31, 2007, Ready Mix, Inc. reported working capital was approximately $11.8 million, including cash and cash equivalents of $9.2 million, the current ratio was approximately 2.5, and total stockholders’ equity was $29.2 million, or approximately $7.67 per outstanding share.
Conference Call
     Ready Mix, Inc. has scheduled a conference call today at 10:00 a.m. EDT. To participate in the call, dial (212) 231-2900 and ask for the Ready Mix conference call, reservation #21389293. A simultaneous webcast of the conference call may be accessed online at the Investor Information link of www.readymixinc.com. A replay will be available after 12:00 p.m. EDT at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21389293 after 12:00 p.m. EDT.
About Ready Mix, Inc.
     Ready Mix, Inc. (RMI) has provided ready-mix concrete products to the construction industry since 1997. RMI currently operates four ready-mix concrete plants in the metropolitan Phoenix, Arizona area, three plants in the metropolitan Las Vegas, Nevada area, and one plant in Moapa, Nevada. The Company also operates two sand and gravel crushing and screening facilities near Las Vegas, Nevada, which provide raw materials for its Las Vegas and Moapa concrete plants.
Forward-Looking Statements
     The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; and other factors affecting the construction industry generally. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2007, and other subsequent filings by the Company with the Securities and Exchange Commission.
(tables attached)

READY MIX, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Revenue	$32,595,666	$41,814,357	$16,905,255	$22,103,800
Revenue - related parties	265,042	1,050,921	168,931	399,036

Total revenue	32,860,708	42,865,278	17,074,186	22,502,836

Cost of revenue	32,579,885	38,406,845	16,790,678	20,145,417

Gross profit	280,823	4,458,433	283,508	2,357,419

General and administrative expenses	2,090,919	2,308,521	1,059,069	1,146,525

Income (loss) from operations	(1,810,096)	2,149,912	(775,561)	1,210,894

Other income (expense):
Interest income	104,698	183,791	33,360	95,344
Interest expense	(54,889)	(80,958)	(27,369)	(38,840)
Other income	13,442	140,650	40,037	44,840

	63,251	243,483	46,028	101,344

Income (loss) before income taxes	(1,746,845)	2,393,395	(729,533)	1,312,238
Income tax benefit (expense)	628,864	(897,290)	262,632	(514,619)

Net income (loss)	$(1,117,981)	$1,496,105	$(466,901)	$797,619

Basic net income (loss) per common share	$(0.29)	$0.39	$(0.12)	$0.21

Diluted net income (loss) per common share	$(0.29)	$0.39	$(0.12)	$0.21

Weighted average common shares outstanding
Basic	3,809,500	3,807,500	3,809,500	3,807,500

Diluted	3,809,500	3,825,592	3,809,500	3,832,491

READY MIX, INC.
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
Assets:

Current assets:
Cash and cash equivalents	$7,443,238	$9,157,868
Accounts receivable, net	8,762,869	7,892,523
Inventory	1,551,144	1,151,926
Prepaid expenses	918,946	1,156,086
Due from affiliate	—	37,859
Income tax receivable	602,444	—
Deferred tax asset	385,170	359,396

Total current assets	19,663,811	19,755,658

Property and equipment, net	25,716,032	26,347,234
Refundable deposits	144,416	176,188

Total assets	$45,524,259	$46,279,080

Liabilities and stockholders’ equity:

Current liabilities:
Accounts payable	$3,749,164	$3,888,856
Accrued liabilities	1,734,278	2,023,403
Notes payable	3,110,226	2,019,192
Obligations under capital leases	—	4,634
Due to affiliate	140,292	—
Income tax payable	—	11,738

Total current liabilities	8,733,960	7,947,823

Notes payable, less current portion	7,287,033	7,821,295
Deferred tax liability	1,290,823	1,290,823

Total liabilities	17,311,816	17,059,941

Commitments and contingencies

Stockholders’ equity:
Preferred stock — $.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock — $.001 par value; 15,000,000 shares authorized, 3,809,500 issued and outstanding	3,810	3,810
Additional paid-in capital	18,302,256	18,190,971
Retained earnings	9,906,377	11,024,358

Total stockholders’ equity	28,212,443	29,219,139

Total liabilities and stockholders’ equity	$45,524,259	$46,279,080